Exhibit 99.1

BILL Announces Pricing of Upsized Offering of $1.25 Billion of 0% Convertible Senior Notes due 2030

SAN JOSE, Calif., December 3, 2024 – BILL Holdings, Inc. (NYSE: BILL) (“BILL”) today announced that it has priced $1.25 billion aggregate principal amount of 0% Convertible Senior Notes due 2030 (the “Notes”). The Notes are being offered and sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $1.0 billion. BILL also granted the initial purchasers of the Notes an option to purchase, within a 13-day period from, and including the date on which the Notes are first issued, up to an additional $150.0 million aggregate principal amount of Notes. The sale is expected to close on December 6, 2024, subject to customary closing conditions.

The Notes will be senior, unsecured obligations of BILL, will not bear regular interest, and the principal amount of the Notes will not accrete. BILL estimates that the net proceeds from the offering will be approximately $1.23 billion (or approximately $1.38 billion if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by BILL.

BILL intends to use: (i) approximately $130.8 million of the net proceeds to repurchase approximately $133.9 million aggregate principal amount of its outstanding convertible senior notes due 2025 (the “2025 Notes”), (ii) approximately $408.6 million of the net proceeds to repurchase approximately $451.5 million aggregate principal amount of its outstanding convertible senior notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Existing Notes”), (iii) approximately $200.0 million of the net proceeds to repurchase 2,260,397 shares of BILL’s common stock (the “common stock”) in privately negotiated transactions, (iv) approximately $83.0 million of the net proceeds to pay the cost of the capped call transactions described below, and (v) the remaining net proceeds for general corporate purposes, which may include additional repurchases of the Existing Notes from time to time following the offering, or the repayment at maturity, of the Existing Notes, additional repurchases of the common stock, working capital, capital expenditures and potential acquisitions and strategic transactions.

Additional Details for the Convertible Senior Notes

The Notes will mature on April 1, 2030, unless earlier converted, redeemed or repurchased in accordance with the terms of the Notes. Prior to 5:00 p.m., New York City time, on the business day immediately preceding January 1, 2030, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Notes may be settled in shares of BILL’s common stock, cash or a combination of cash and shares of common stock, at the election of BILL.

The Notes will have an initial conversion rate of 8.3718 shares of common stock per $1,000 principal amount of Notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $119.45 per share. The initial conversion price represents a premium of approximately 35% to the $88.48 per share closing price of BILL’s common stock on the New York Stock Exchange on December 3, 2024.

Holders of the Notes will have the right to require BILL to repurchase for cash all or a portion of their Notes at 100% of their principal amount, plus any accrued and unpaid special interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the Notes). BILL will also be required to increase the conversion rate for holders who convert their Notes in connection with certain fundamental changes or a redemption notice, as the case may be, prior to the maturity date. The Notes will be redeemable, in whole or in part, for cash at BILL’s option at any time, and from time to time, on or after December 1, 2027, but only if the last reported sale price per share of BILL’s common stock has been at least 130% of the conversion price then in effect for a specified period of time.

Capped Call Transactions and Concurrent Existing Note and Share Repurchases

In connection with the pricing of the Notes, BILL entered into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected generally to offset potential dilution to the common stock upon any conversion of the Notes and/or reduce any cash payments BILL is required to make in excess of the principal amount of converted Notes, as the case may be, with such offset subject to a cap. If the initial purchasers exercise their option to purchase additional Notes, BILL expects to enter into additional capped call transactions with the option counterparties.

It is expected that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates will purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the common stock or the Notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the common stock and/or purchasing or selling the common stock or any other securities of BILL in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) during the observation period for conversions of Notes on or following January 1, 2030, (y) following any conversion of Notes prior to January 1, 2030 or in connection with any repurchase or redemption of the Notes, to the extent BILL unwinds a corresponding portion of the capped call transactions, and (z) if BILL otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the Notes, which could affect the holder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares and the value of the consideration that the holder would receive upon conversion of the Notes.

Concurrently with the pricing of the Notes, BILL entered into privately negotiated transactions with certain holders of the 2025 Notes to repurchase, for approximately $130.8 million in cash, approximately $133.9 million aggregate principal amount of the 2025 Notes, excluding accrued and unpaid special interest on the 2025 Notes, on terms negotiated with each holder, and with certain holders of the 2027 Notes to repurchase, for approximately $408.6 million in cash, approximately $451.5 million aggregate principal amount of the 2027 Notes, excluding accrued and unpaid special interest on the 2027 Notes, on terms negotiated with each holder (each, an “Existing Note Repurchase”). The offering of the Notes is not contingent upon the repurchase of the Existing Notes.

In connection with any Existing Note Repurchase, BILL expects that holders of the Existing Notes who agreed to have their Existing Notes repurchased and who have hedged their equity price risk with respect to such Existing Notes (the “hedged holders”) will unwind all or part of their hedge positions by buying BILL’s common stock and/or entering into or unwinding various derivative transactions with respect to the common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of BILL’s common stock, and may have resulted in a higher effective conversion price of the Notes.

BILL also intends to use approximately $200.0 million of the net proceeds from the offering to repurchase 2,260,397 shares of its common stock from purchasers of Notes in the offering in privately negotiated transactions with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes (the “Share Repurchases”), and BILL expects the purchase price per share of common stock repurchased in the Share Repurchases to equal the closing price per share of the common stock on December 3, 2024, which was $88.48 per share. These Share Repurchases could increase, or reduce the size of any decrease in, the market price of BILL’s common stock, and could have resulted in a higher effective conversion price for the Notes. No assurance can be given as to how much, if any, of BILL’s common stock will be repurchased or the terms on which they will be repurchased. The offering of the Notes is not contingent upon the repurchase of the common stock.

If the initial purchasers exercise their option to purchase additional Notes, BILL may use the resulting additional proceeds of the sale of the additional Notes to pay the cost of entering into the additional capped call transactions and for general corporate purposes, which may include additional repurchases of the Existing Notes from time to time following the offering, or the repayment at maturity, of the Existing Notes, additional repurchases of BILL’s common stock, working capital, capital expenditures and potential acquisitions and strategic transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes, the Existing Notes or the common stock (including the shares of the common stock, if any, into which the Notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

The Notes and any shares of the common stock issuable upon conversion of the Notes have not been registered under the Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement Regarding Forward-Looking Statements

This press release may include forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding the timing and closing of BILL’s offering of the Notes, the expected use of net proceeds of the offering, including the Existing Note Repurchases and Share Repurchases and effects thereof, and expectations regarding the effect of the capped call transactions and the actions of the capped call counterparties and their respective affiliates. Factors that may contribute to such differences include, but are not limited to, risks related to whether BILL will consummate the offering of the Notes on the expected terms, or at all, whether the capped call transactions will become effective, the expected use of the net proceeds from the offering, which could change as a result of market conditions, prevailing market and other general economic, industry or political conditions in the United States or internationally, and whether BILL will be able to satisfy the conditions required to close any sale of the Notes. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For information about other potential factors that could affect BILL’s business and financial results, please review the “Risk Factors” described in BILL’s Quarterly Report on Form 10-Q for the three months ended September 30, 2024 filed with the Securities and Exchange Commission (the “SEC”) and in BILL’s other filings with the SEC. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. BILL disclaims any obligation to update these forward-looking statements.

IR Contact:

Karen Sansot

ksansot@hq.bill.com

Press Contact:

John Welton

john.welton@hq.bill.com